Exhibit 10.11

UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT

UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT dated as of August 11, 2014 between SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation having its offices at 277 Park Avenue, New York, NY 10172 (the “BANK”) and TRADESTATION GROUP, INC., a corporation organized under the laws of Florida, having its offices at 8050 SW 10th Street, Suite 2000, Plantation, FL 33324 (the “BORROWER”). The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.   DEFINED TERMS. As used in this AGREEMENT, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“AGREEMENT” means this UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT, together with all exhibits and schedules hereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.

“APPLICABLE INTEREST RATE” means, with respect to each LOAN, the interest rate per annum quoted by the BANK and agreed to by the BORROWER at the time of making such LOAN.

“BUSINESS DAY” means any day other than a Saturday or Sunday and on which commercial banks are not authorized or required to close in New York, New York.

“CHANGE OF CONTROL” will occur if the PARENT ceases to directly own 100% of the issued and outstanding voting stock of the BORROWER, free and clear of liens or encumbrances.

“CREDIT LINE” means a discretionary and uncommitted line of credit which the BANK establishes for the BORROWER pursuant to SECTION 2.01 hereof up to the amount referred to therein but which may be terminated in whole or reduced in part pursuant to SECTION 2.02 hereof. This CREDIT LINE shall not be construed as the commitment of the BANK to make any LOAN or extension of credit.

“DEFAULT” means any of the events specified in SECTION 7.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“DOLLARS”, “U.S. DOLLARS”, “US$”, or “$” means the lawful currency of the United States of America.

“EVENT OF DEFAULT” means any of the events specified in SECTION 7.01.

“GAAP” means generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

“GOVERNMENTAL AUTHORITY” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“LAST DRAWDOWN DATE” means August 11, 2015.

“LETTER OF GUARANTEE” means the letter of guarantee executed by the PARENT and required to be delivered by the BORROWER to the BANK pursuant to SECTION 3.01 hereof, together with all exhibits and schedules thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

“LIEN” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

“LOANS” shall have the meaning assigned to such term in SECTION 2.01.

“LOAN DOCUMENTS” means this AGREEMENT, the NOTE, the LETTER OF GUARANTEE, and any other instrument, agreement, or other document executed and delivered in connection with any of the foregoing or supporting, securing or otherwise relating to the LOANS, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“MARGIN STOCK REGULATIONS” means Regulation T, U and/or X of the Board of Governors of the Federal Reserve System, as applicable, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time, or any corresponding or succeeding provisions of applicable law.

“MATERIAL ADVERSE CHANGE” means any material adverse change in (a) the business, results of operations, assets, liabilities, or financial condition of the BORROWER, the PARENT, or any of the foregoing and its subsidiaries taken as one enterprise; (b) the legality, validity, binding effect or enforceability of any LOAN DOCUMENT; or (c)the ability of the BORROWER or the PARENT to perform its obligations under any LOAN DOCUMENT to which it is a party, as determined from the perspective of a reasonable person in the BANK’S position.

“NET WORTH” means the assets minus the liabilities of the BORROWER, each as computed in accordance with GAAP.

“NOTE” has the meaning assigned to such term in SECTION 2.05.

“PARENT” means Monex Group, Inc., a corporation organized under the laws of Japan.

“PROPERTY” means all types of real or personal property, including without limitation, tangible, intangible or mixed property.

ARTICLE II

AMOUNT AND TERMS OF LOANS

SECTION 2.01.   REVOLVING CREDIT. The BANK may, upon request from the BORROWER, in the BANK’S sole and absolute discretion upon the terms and subject to the conditions hereinafter set forth, make one or more loans (the “LOANS”) to the BORROWER from time to time during the period commencing on the date of this AGREEMENT and ending on (and including) the LAST DRAWDOWN DATE in an aggregate principal amount not to exceed at any time outstanding FIFTY MILLION DOLLARS (US$50,000,000.00), provided that such amount may be reduced pursuant to SECTION 2.02 hereof (the “CREDIT LINE”). LOANS may have a maturity of from one (1) day to six (6) months from the date of borrowing, as requested by the BORROWER in accordance with SECTION 2.03 and agreed to by the BANK. Subject to the terms and conditions hereof, the BORROWER may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the amount of the CREDIT LINE. The availability of the CREDIT LINE hereunder shall not be construed as the commitment of the BANK to make any LOAN.

SECTION 2.02.   REDUCTION AND TERMINATION OF CREDIT LINE. The BANK shall have the unrestricted right in its sole and absolute discretion, upon notice to the BORROWER, to immediately terminate in whole or reduce in part the unused portion of the CREDIT LINE.

SECTION 2.03.   NOTICE AND MANNER OF BORROWING. Not later than 2:00 p.m., New York time on the requested disbursement date, the BORROWER shall give the BANK telephonic application for each LOAN under this AGREEMENT to the BANK’S CBDA 1 Loan Services Department (or such other contact as the BANK may inform the BORROWER from time to time), which may or may not be accepted by the BANK, specifying (i) the disbursement date; (ii) the principal amount; and (iii) the maturity date. The BANK will send written confirmation of the LOAN to the BORROWER at the fax number listed in SECTION 8.06 hereof. The BORROWER will acknowledge the information shown in the confirmation by promptly returning it to the BANK’s New York Branch by fax at (212) 224-4537. Not later than 4:00 p.m., New York time, on the disbursement date of the LOAN and upon fulfillment of the applicable conditions set forth in ARTICLE III hereof, the BANK will, subject to its sole and absolute discretion and subject to the provisions of SECTION 2.01 hereof, make the LOAN available to the BORROWER in immediately available funds by crediting the amount thereof to the BORROWER’s with the BANK. All notices given under this SECTION 2.03 shall be irrevocable. The failure to give any confirmation referred to herein shall not release or diminish any of the BORROWER’s obligations hereunder.

SECTION 2.04.   INTEREST.

(a)            The BORROWER agrees to pay interest to the BANK on the outstanding and unpaid principal amount of each LOAN at the APPLICABLE INTEREST RATE. Interest will be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the maturity of each LOAN.

(b)            To the extent permitted by applicable law, any amount of principal of any LOAN and interest thereon which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest, payable on demand, at an interest rate per annum equal to 2% per annum above the rate of interest announced by the New York Branch of Sumitomo Mitsui Banking Corporation from time to time as the BANK’S prime rate until paid in full.

SECTION 2.05.       NOTE. As additional evidence of the BORROWER’s payment obligations hereunder, the BORROWER shall execute and deliver to the BANK pursuant to SECTION 3.01(1) a single grid promissory note (the “NOTE”), substantially in the form of EXHIBIT “A” attached hereto, setting forth the CREDIT LINE as the maximum principal amount thereof and dated as of the date of this AGREEMENT, and made payable to the BANK. The BORROWER hereby authorizes the BANK to record on a schedule attached to the NOTE (or any similar form designated by the BANK in its sole and absolute discretion from time to time, which may be maintained in its internal records and shown on a computer printout) the principal amount, APPLICABLE INTEREST RATE, maturity date and other terms relevant to each LOAN, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided that the BANK’s failure so to record shall not limit or otherwise affect the obligations of the BORROWER hereunder and under the NOTE to repay the principal of and interest on the LOANS.

SECTION 2.06.   FUNDING LOSS. INDEMNIFICATION; CAPITAL ADEQUACY AND OTHER CHARGES AND COSTS.

(a)            The BORROWER hereby agrees to indemnify and hold the BANK free and harmless from all losses, costs and expenses which the BANK may incur, to the extent not mitigated by the redeployment of deposits or other funds, as a result of (i) a default by the BORROWER in payment when due of the principal of or interest on a LOAN, (ii) the BORROWER’s failure (other than due solely to a failure attributable to a default by the BANK) to make a borrowing or continuation with respect to a LOAN after making a request therefor, (iii) a prepayment (whether mandatory or otherwise, including but not limited to, acceleration pursuant to ARTICLE VII hereof) of any LOAN before a scheduled payment date for interest or principal, or (iv) any DEFAULT or EVENT OF DEFAULT by the BORROWER under this AGREEMENT or any demand by the BANK for payment of any LOAN permitted hereunder or under the NOTE.

(b)            If the BANK determines at any time that any applicable law or governmental rule, regulation, guideline or order concerning capital adequacy, reserves or similar requirements, or any change in interpretation or administration thereof by any GOVERNMENTAL AUTHORITY will have the effect of increasing the cost to the BANK or the amount of capital required or expected to be maintained by the BANK as a result of the making or continuance of the LOANS, then the BORROWER agrees to pay to the BANK, upon its written demand therefor, such additional amounts as shall be required to compensate the BANK for such increased costs. The BANK, upon determining that any additional amounts will be payable to the BANK pursuant to this paragraph, will give prompt written notice thereof to the BORROWER, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the obligations of the BORROWER to pay additional amounts pursuant to this paragraph.

(c)            If any present or future applicable law, rule or regulation or any change therein or in the interpretation or administration thereof by any GOVERNMENTAL AUTHORITY charged with the interpretation or administration thereof or compliance by BANK with any request or directive of any such GOVERNMENTAL AUTHORITY, whether or not having the force of law, results in an increase of the cost to the BANK of making, renewing or maintaining any LOAN, or reduce the amount of any sum receivable by the BANK under any LOAN, in the reasonable judgment of the BANK, then, upon demand by the BANK, the BORROWER agrees to pay to the BANK such additional amount or amounts as would compensate the BANK for such increased cost or reduction. The BANK’S computation of such amount or amounts shall be binding on the BORROWER absent manifest error.

SECTION 2.07.   METHOD OF PAYMENT. The BORROWER shall make each payment of principal of and interest on the LOANS, in lawful money of the United States in immediately available funds, not later than 3:00 p.m. (New York time) on the date when such payment is due, to the BANK’s account at Citibank N.A. New York, ABA No. 021000089, for the account of Sumitomo Mitsui Banking Corporation, account no. 36023837 (CBDA-1 Loan Services Department, re: TradeStation Group, Inc.), or to such other location or in such other manner as the BANK may notify the BORROWER in writing. The BORROWER hereby authorizes the BANK to charge from time to time against BORROWER’s account #325234, or any other account of the BORROWER with the BANK, any amounts due hereunder or under the NOTE. The BORROWER may, with the BANK’S prior consent, and on not less than five days’ notice, prepay the principal and interest of any LOAN in whole or in part, but only on condition that the prepayment is accompanied by payment of any and all additional costs, as determined by the BANK, that the BANK may incur as a result of such prepayment, including, without limitation, the breaking of any deposit, the redeployment of funds released by any prepayment, the termination of any swap or hedging contract, or otherwise.

SECTION 2.08.   PAYMENTS ON NON-BUSINESS DAYS. Whenever payment shall fall due on a day which is not a BUSINESS DAY, payment shall be made on the next succeeding BUSINESS DAY, unless such BUSINESS DAY falls in the following calendar month, in which case payment shall be due on the next preceding BUSINESS DAY.

SECTION 2.09.   USE OF PROCEEDS. The BORROWER will not use any part of the LOANS to purchase or carry any margin stock (as defined in any applicable MARGIN STOCK REGULATIONS), to extend credit to any other person for the purpose of purchasing or carrying any margin stock or in any way or for any purpose that otherwise violates or is inconsistent with any applicable MARGIN STOCK REGULATIONS.

SECTION 2.10.   SECURITY INTEREST.

(a)            Upon the determination by the BANK in its reasonable discretion that collateral, additional collateral, a guarantee or an additional guarantee is necessary to preserve the BANK’s rights as against the LOANS, the BORROWER shall upon demand furnish to the BANK such collateral or additional collateral or such guarantee or additional guarantees as may be required by the BANK.

(b)            Any collateral (excepting any real property, unless otherwise agreed to by the BANK) which has been or shall be furnished to the BANK by the BORROWER as collateral for LOANS shall constitute collateral that covers and secures not only such LOANS, but also any and all other obligations which the BORROWER owes, or in the future may owe, the BANK.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.   CONDITIONS PRECEDENT TO INITIAL AND ALL LOANS. The BANK may in its sole and absolute discretion make LOANS available to the BORROWER, subject to the conditions precedent that, on or before the day of the initial LOAN, the BANK shall have received all of the following, each of which shall be in form and substance satisfactory to the BANK:

(1)            AGREEMENT AND NOTE. This AGREEMENT and the NOTE, each duly executed by the BORROWER;

(2)            EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified copies of the unanimous written consent of the Board of Directors of the BORROWER or a certified copy of the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this AGREEMENT, the NOTE, and any other documents to be delivered pursuant to this AGREEMENT;

(3)            INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate of the President or Vice President (or other appropriate officer) of the BORROWER certifying the names and true signatures of the officers of the BORROWER authorized, pursuant to the Board of Directors1 resolutions referred to in paragraph (2) above, to sign this AGREEMENT, the NOTE, and any other documents to be delivered by the BORROWER pursuant to this AGREEMENT;

(4)            LETTER OF GUARANTEE. The LETTER OF GUARANTEE duly executed by the PARENT; and

(5)            EVIDENCE OF ALL CORPORATE ACTION AND AUTHORIZATION AND EXECUTION BY THE PARENT. Certified copies of all corporate or other organizational action taken by the PARENT, including resolutions of its Board of Directors or other governing body, authorizing the execution, delivery and performance of the LETTER OF GUARANTEE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The BORROWER hereby represents and warrants to BANK as follows at each time it makes an application for a LOAN:

SECTION 4.01.   DUE INCORPORATION: GOOD STANDING. The BORROWER is a corporation, duly organized and validly existing under the laws of the state of its incorporation, and is properly licensed and in good standing in, and where necessary to maintain the BORROWER’s rights and privileges, has complied with the fictitious name statute of, every jurisdiction in which the BORROWER is doing business.

SECTION 4.02.   CORPORATE POWER: AUTHORIZATION. The execution and delivery of this AGREEMENT, the NOTE and each other LOAN DOCUMENT to which it is a party and the performance of its obligations hereunder and thereunder are within the BORROWER’s corporate powers, have been duly authorized, and will not contravene or conflict with its charter or by-laws (or such other organizational and governing documents as may be applicable) or any agreement, instrument or document to which the BORROWER is a party or by which the BORROWER or any of its PROPERTY is bound or affected.

SECTION 4.03.   GOVERNMENT ACTION. No approval, consent, exemption or other action by, or notice to or filing with, any GOVERNMENTAL AUTHORITY is necessary in connection with the execution, delivery, performance or enforcement of this AGREEMENT, the NOTE or any other LOAN DOCUMENT, except as may have been obtained and certified copies of which have been delivered to BANK.

SECTION 4.04.   NO LEGAL BAR. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or GOVERNMENTAL AUTHORITY binding on the BORROWER which would be contravened by the execution, delivery, performance or enforcement of this AGREEMENT, the NOTE or any other LOAN DOCUMENT.

SECTION 4.05.   ENFORCEABLE OBLIGATION. This AGREEMENT is a legal, valid and binding agreement of the BORROWER, enforceable against the BORROWER in accordance with its terms, and the NOTE and each other LOAN DOCUMENT to which the BORROWER is a party, when executed and delivered (and as endorsed from time to time), will be similarly legal, valid, binding and enforceable.

SECTION 4.06.   LITIGATION. Except as previously disclosed to the BANK in writing, there are no legal actions or other proceedings pending or, to the best of the BORROWER’s knowledge, threatened against the BORROWER which, individually or in the aggregate, would reasonably be expected to result in a MATERIAL ADVERSE CHANGE. There are no outstanding and unsatisfied final judgments or decrees against the BORROWER for money damages, fines, or penalties which, individually or in the aggregate, would result in a MATERIAL ADVERSE CHANGE.

SECTION 4.07.   NO DEFAULT. No event has occurred and is continuing or would result from the incurring of obligations by the BORROWER under this AGREEMENT, the NOTE or any other LOAN DOCUMENT which is a default under any agreement or document to which the BORROWER is a party or which, with the passing of time or giving of notice or both, would become a default under any such document.

SECTION 4.08.   NO CONFLICTING AGREEMENTS. Except as disclosed in writing by the BORROWER to the BANK prior to the date hereof, the BORROWER is not in default under any agreement to which it is a party or by which it or any of its PROPERTY is bound the effect of which, individually or in the aggregate, would reasonably be expected to result in a MATERIAL ADVERSE CHANGE.

SECTION 4.09.   TAXES. The BORROWER has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are required to be reflected in the financial statements of the BORROWER and are not so reflected therein.

SECTION 4.10.   COMPLIANCE WITH APPLICABLE LAWS. Except as previously disclosed to the BANK in writing, (a) the BORROWER is not in violation of any judgment, order, writ, injunction, decree or decision of any GOVERNMENTAL AUTHORITY, which violation, individually or in the aggregate, would reasonably be expected to result in a MATERIAL ADVERSE CHANGE; and (b) the BORROWER is complying with all applicable statutes and regulations, including occupational, safety and health and other labor laws and environmental laws, of all GOVERNMENTAL AUTHORITIES, a violation of which, individually or in the aggregate, would reasonably be expected to result in a MATERIAL ADVERSE CHANGE.

SECTION 4.11.   NO MISREPRESENTATION. Neither this AGREEMENT, nor any other LOAN DOCUMENT, nor any certificate, notice, report, financial statement or document furnished to date or to be furnished by the BORROWER in connection with the transactions contemplated hereby contains or will contain a misrepresentation or misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained (taken as a whole) not misleading in the light of the circumstances under which made.

SECTION 4.12.   RANKING OF LOAN: LIENS. The obligations and liabilities of the BORROWER under this AGREEMENT and the NOTE are unconditional and general obligations of the BORROWER and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of the BORROWER.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any indebtedness or obligation remains unpaid or outstanding hereunder, the BORROWER will:

SECTION 5.01.   FINANCIAL AND OTHER INFORMATION. Deliver to the BANK such information respecting the business, properties, condition or operation, financial or otherwise, of the BORROWER as the BANK may from time to time reasonably request, including:

(a)            as soon as available and in any event within 150 days after the end of each fiscal year of the BORROWER, its internally-prepared annual financial statements, which shall include at least its balance sheet as of the end of such year and income statement and for such year, setting forth in comparative form the figures for the previous fiscal year, presenting fairly in all material respects the financial condition and results of operations of the BORROWER in accordance with GAAP consistently applied; and

(b)            if available, as soon as available and in any event within 90 days after the end of the first semiannual reporting period of each fiscal year of the BORROWER, its semiannual financial statements, which shall include at least its balance sheet as of the end of such period and income statement and for such period, setting forth in comparative form the figures for the corresponding period of the previous fiscal year, presenting fairly in all material respects the financial condition and results of operations of the BORROWER in accordance with GAAP consistently applied (except as differences from GAAP shall have been disclosed to, and approved by, the BANK), subject to normal year-end adjustments and the absence of footnotes.

SECTION 5.02.   NOTICE. Promptly notify the BANK in writing of:

(1)            all litigation affecting the BORROWER or the PARENT as a defendant where the amount claimed in a single litigation action is in excess of $100,000 or when the aggregate amount claimed in all litigation actions is in excess of $500,000;

(2)            any substantial dispute between the BORROWER or the PARENT and any GOVERNMENTAL AUTHORITY;

(3)            any DEFAULT or any event of default under any document to which the BORROWER is a party; and

(4)            any other matters which, individually or in the aggregate, have resulted or would reasonably be expected to result in a MATERIAL ADVERSE CHANGE.

SECTION 5.03.   PAYMENT OF OBLIGATIONS. Pay all obligations, including taxes, when due, except such as may be contested in good faith by appropriate proceedings and for which the BORROWER has established reserves on its books which are reasonable and adequate.

SECTION 5.04.   COMPLIANCE WITH LEGAL REQUIREMENTS. At all times comply with all laws, rules, regulations, orders and directions of any GOVERNMENTAL AUTHORITY having jurisdiction over it or its business.

SECTION 5.05.   MAINTAIN EXISTENCE; PROPERTY. Maintain and preserve (i) its existence as a legal entity and all rights, privileges and franchises now enjoyed; and (ii) all of its PROPERTIES that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06.   BOOKS AND RECORDS. Maintain adequate books, accounts and records, all in accordance with GAAP, and permit employees or agents of BANK, at any reasonable time and as often as may reasonably be desired, to inspect its PROPERTIES, and to examine or audit its books, accounts and records and make copies thereof and to discuss the business, operations, PROPERTIES and financial and other conditions of the BORROWER with officers of the BORROWER.

SECTION 5.07.   INSURANCE. To the extent there exists any real property security interest, maintain and keep in force, on all of its property such insurance as is normal for the industry in which the BORROWER conducts its business and is satisfactory to BANK as to amount, nature and carrier, covering fire damage (including use and occupancy), public liability, product liability, property damage and workers’ compensation, and deliver to BANK upon request a schedule certified to be correct by a responsible officer of the BORROWER setting forth all insurance in force as of the date of such schedule.

SECTION 5.08.   FURTHER ASSURANCES. The BORROWER will from time to time perform any and all acts and execute any and all additional document as may be reasonably requested by BANK to give effect to the purposes of this AGREEMENT, the NOTE, and the other LOAN DOCUMENTS, if any,

ARTICLE VI

NEGATIVE COVENANTS

So long as any indebtedness or obligation remains unpaid or outstanding hereunder, the BORROWER hereby agrees as follows:

SECTION 6.01.   LIMITATIONS ON FUNDAMENTAL CHANGES. The BORROWER will not consummate any transaction of merger or consolidation, reorganize, spin-off, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up) or convey, sell, lease, license or otherwise dispose of, in one or a series of related transactions, all or substantially all of the PROPERTY, assets or business of the BORROWER.

SECTION 6.02.   NEGATIVE PLEDGE. The BORROWER will not create, incur, assume or suffer to exist any LIEN upon or with respect to any of its PROPERTY, whether now owned or hereafter acquired, other than:

(a)            LIENS imposed by any GOVERNMENTAL AUTHORITY for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the BORROWER in accordance with GAAP;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings;

(c)            pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(d)            deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)            easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the BORROWER;

(f)             LIENS upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the BORROWER, each of which LIENS either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided that no such LIEN shall extend to or cover any property of the BORROWER other than the respective property so acquired and improvements thereon; and provided, further that the principal amount of indebtedness secured by any such LIEN shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the BORROWER) of the respective property at the time it was acquired (by purchase, construction or otherwise);

(g)            LIENS existing and disclosed to the BANK in writing prior to the date hereof;

(h)            any extension, renewal or replacement of the foregoing, provided, however, that no LIEN permitted hereunder shall be spread to cover any additional indebtedness or property (other than a substitution of like property); and

(i)             LIENS granted to the BANK at any time, including modifications, extensions, renewals or replacements thereof.

SECTION 6.03.   NET WORTH. The BORROWER will not permit or suffer NET WORTH to be less than US$0.00 as of any time of determination.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.   EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT under this AGREEMENT and the NOTE:

(1)            The BORROWER shall fail to pay any principal payable under this AGREEMENT the NOTE as and when due, whether at maturity, on demand, upon acceleration or otherwise; or

(2)            The BORROWER shall fail to pay any amount of interest, fees, expenses, indemnity payments or any other amount payable under this AGREEMENT, the NOTE, or any other LOAN DOCUMENT within ten (10) days of the date when such amounts are due, whether at maturity, on a specified date, on demand, upon acceleration or otherwise; or

(3)            Any representation or warranty made in this AGREEMENT or any other LOAN DOCUMENT or in connection with this AGREEMENT or the credit extensions hereunder, or any material statement or representation made in any report, financial statement, certificate or other document furnished by the BORROWER to the BANK under or in connection with this AGREEMENT, shall prove to have been false or misleading in any material respect when made (or deemed made) or delivered; or

(4)            The BORROWER or the PARENT shall (i) fail to pay its debts generally as they come due, (ii) conceal, remove or transfer any of its PROPERTY in violation or evasion of any bankruptcy, fraudulent conveyance or similar law, (iii) make a general assignment for the benefit of its creditors, (iv) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its PROPERTY, (v) file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, (vi) be adjudicated a bankrupt or insolvent or (vii) take any action for the purpose of effecting any of the foregoing; or

(5)            An involuntary petition shall be filed under any bankruptcy, reorganization, insolvency, moratorium or similar statute against the BORROWER or the PARENT or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of any PROPERTY of the BORROWER or the PARENT unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 30 days from the date of said filing or appointment; or

(6)            Any judgment or order for the payment of money in excess of $50,000 is rendered against the BORROWER or the PARENT and such judgment or order is not satisfied, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(7)            All, or such as in the opinion of BANK constitutes substantially all, of the PROPERTIES of the BORROWER or the PARENT shall be condemned, seized or appropriated; or

(8)            The BORROWER shall fail to observe or perform any covenant, condition or agreement contained in (i) SECTION 5.02(3), SECTION 5.05(i), or ARTICLE VI; or (ii) any other provision of this AGREEMENT or the NOTE (and not described in SECTIONS 7.01(1) or (2)) and such failure shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days after the earlier of (x) the date the BORROWER becomes aware thereof or (y) the date the BANK gives notice to the BORROWER with respect thereto; or

(9)            The BORROWER shall be in breach of or default under any term, condition, provision or covenant contained in any agreement to which it is a party relating to borrowed money; or

(10)          The LETTER OF GUARANTEE or any other document issued in support of the obligations of the BORROWER to the BANK, or any replacement of any of the foregoing, shall expire without renewal, be disclaimed or disavowed, or, in the case of a guarantee, shall cease to be the valid, binding and enforceable obligation of the guarantor thereunder; or

(11)          A CHANGE OF CONTROL shall occur without the prior written consent of the BANK; or

(12)          Any one or more events shall occur or conditions exist that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a MATERIAL ADVERSE CHANGE.

SECTION 7.02.   REMEDIES. Upon the occurrence of any EVENT OF DEFAULT, BANK may in its sole and absolute discretion declare the LOANS (with accrued interest thereon) and all other amounts owing under this AGREEMENT and/or the NOTE to be due and payable forthwith whereupon the same will immediately become due and payable (except that in the case of an EVENT OF DEFAULT under 7.01(4) or 7.01(5) above, such acceleration shall be automatic), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any LOAN DOCUMENT to the contrary notwithstanding. The foregoing remedies are in addition to any and all other remedies available to BANK under this AGREEMENT, the NOTE or any other LOAN DOCUMENT, at law, or in equity. The BORROWER hereby agrees to indemnify the BANK and save the BANK harmless from and against any and all costs, losses or expenses incurred by the BANK as a result of the occurrence of an EVENT OF DEFAULT or the repayment of any amount hereunder or under the NOTE other than on the date or dates originally due (including without limitation such as are incurred in connection with the reemployment or liquidation of funds acquired from third parties by the BANK in order to maintain any amount theretofore outstanding hereunder or under the NOTE, the termination of any hedging contract or swap or other arrangement relating to the funding of the LOANS).

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.   INDEMNITY. The BORROWER hereby agrees to indemnify, defend, reimburse and hold harmless BANK and each of its affiliates, and all the directors, officers, employees, agents, legal counsel and advisors of BANK (each, an “INDEMNIFIED PARTY”) from and against all claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses, including the fees and out-of-pocket expenses of counsel which may be incurred by or asserted against any INDEMNTFIED PARTY in connection with, or arising out of, or relating to any transaction or proposed transaction (whether or not consummated), contemplated by this AGREEMENT or any LOAN DOCUMENT.

SECTION 8.02.   SUCCESSORS AND ASSIGNS: ASSIGNMENTS: PARTICIPATIONS. This AGREEMENT shall be binding upon and inure to the benefit of the BORROWER and the BANK and their respective successors and assigns, except that the BORROWER may not assign or transfer any of its rights or obligations under any LOAN DOCUMENT without the prior written consent of the BANK. The BANK may assign or transfer to any other person all or part of the CREDIT LINE or the indebtedness of the BORROWER outstanding under this AGREEMENT and/or any LOAN DOCUMENT. The BANK may at any time sell or grant participations in all or part of the CREDIT LINE.

SECTION 8.03.   ENTIRE AGREEMENT. This AGREEMENT and the LOAN DOCUMENTS integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

SECTION 8.04.   COUNTERPARTS. This AGREEMENT and any amendments, waivers, consents or supplements may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

SECTION 8.05.   AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any LOAN DOCUMENT to which the BORROWER is a party, nor consent to any departure by the BORROWER from any such provision, shall in any event be effective unless the same shall be in writing and signed by the BANK, and then such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 8.06.   NOTICES, ETC. All notices and other communications provided for under this AGREEMENT shall be in writing, delivered in person, or sent by overnight courier, first class mail (postage prepaid) or fax to:

If to the BORROWER:	TradeStation Group, Inc.
8050 SW 10th Street, Suite 2000
Plantation, FL 33324
	Attention:	Chief Financial Officer
	Telephone:	(954) 652-7085
	Fax:	(954) 652-5085

If to the BANK:	Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172
	Attention:	CBDA-1
	Telephone:	(212) 224-4000
	Fax:	(212)593-9514

or at such other address as shall be designated by either party in a written notice to the other party complying as to delivery with the terms of this SECTION 8.06. All such notices and communications shall be effective when deposited in the mails or faxed, as applicable, except that notices to the BANK pursuant to the provisions of ARTICLE II hereof shall be effective when received by the BANK.

SECTION 8.07.   NO WAIVER: REMEDIES. No failure on the part of the BANK to exercise, and no delay in exercising, any right, power, or remedy under any LOAN DOCUMENT shall operate as waiver thereof; nor shall any single or partial exercise of any right under any LOAN DOCUMENT preclude any other or further exercise thereof or exercise of any other right. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law.

SECTION 8.08.   COSTS. EXPENSES, AND TAXES. The BORROWER hereby agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the LOAN DOCUMENTS, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the BANK, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the BANK as to its rights and responsibilities under any of the LOAN DOCUMENTS, and all costs and expenses, if any, in connection with enforcement of any of the LOAN DOCUMENTS, including, without limitation, “work-out,” insolvency or bankruptcy proceedings. In addition, the BORROWER shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the LOAN DOCUMENTS and the other documents to be delivered under any of the LOAN DOCUMENTS, and agrees to save the BANK harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 8.09.   DEDUCTIONS. All payments by the BORROWER to the BANK under this AGREEMENT or under the NOTE are to be made net and free of any and all taxes (except for taxes based upon the overall net income of the BANK), duties, imposts, fees, withholdings or deductions (the “DEDUCTIONS”) of any nature now or hereafter imposed. If any DEDUCTION is, by law, required to be made from any payment hereunder, then the BORROWER shall pay to the BANK such additional amount as will result in receipt by the BANK of a net amount equal to the amount the BANK would have received hereunder had no such DEDUCTION been required. In such event the BORROWER shall, as soon as practical, deliver to the BANK a receipt issued by the relevant taxing authority evidencing the amount of such DEDUCTION and its payment. If the BORROWER is required to pay an additional amount on account of any such DEDUCTION, the BORROWER shall have the right, on not less than three BUSINESS DAYS’ prior written notice to the BANK, to repay the applicable LOAN.

SECTION 8.10.   RIGHT OF SET OFF. Upon the occurrence and during the continuance of any EVENT OF DEFAULT the BANK is hereby authorized at any time and from time to time, without notice to the BORROWER (any such notice being expressly waived by the BORROWER), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing by the BANK to or for the credit or the account of the BORROWER against any and all of the obligations of the BORROWER now or hereafter existing under the AGREEMENT or the NOTE or any other LOAN DOCUMENT, irrespective of whether or not the BANK shall have made any demand under this AGREEMENT or such other LOAN DOCUMENT and although such obligations may be unmatured. The BANK agrees promptly to notify the BORROWER after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the BANK under this SECTION 8.10 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the BANK may have.

SECTION 8.11.   GOVERNING LAW: CONSENT TO JURISDICTION. This AGREEMENT and the NOTE shall be governed by and construed in accordance with the laws of the State of New York. Any legal action or proceedings with respect to this AGREEMENT against the BORROWER may be brought in the courts of the United States of America or the State of New York as the BANK may elect, and, by execution and delivery of this AGREEMENT, the BORROWER hereby (i) accepts for itself, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, (ii) irrevocably agrees to be bound by any judgment of any such court with respect to this AGREEMENT or the NOTE and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to this AGREEMENT brought in any court of the United States of America or the State of New York located in the City of New York, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. In the case of the courts of the United States of America and State of New York the BORROWER hereby agrees to receive service of process in any legal action or proceedings with respect to this AGREEMENT at its offices set forth in SECTION 8.06. Nothing herein shall affect the right to serve process in any other manner permitted by the law. The BORROWER hereby agrees that the mailing of such process to the BORROWER shall be deemed personal service and accepted by the BORROWER for any legal action or proceedings with respect to this AGREEMENT.

SECTION 8.12.   SEVERABILITY OF PROVISIONS. Any provision of any LOAN DOCUMENT which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such LOAN DOCUMENT or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.13.   HEADINGS. ARTICLE and SECTION headings in this AGREEMENT are for the convenience of reference only and shall not constitute a part of the applicable LOAN DOCUMENTS for any other purpose.

SECTION 8.14.   WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER MUTUALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

SECTION 8.15.   PATRIOT ACT. The BANK hereby notifies the BORROWER that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (the “ACT”), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (each, a “LOAN PARTY”), which information includes the name and address of each LOAN PARTY and other information that will allow the BANK to identify such LOAN PARTY in accordance with the ACT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRADESTATION GROUP, INC.

By:	/s/ Edward Codispoti
Name: Edward Codispoti
Title: Chief Financial Officer

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Kosuke Uchida
Name: Kosuke Uchida
Title: Executive Director

EXHIBIT “A”

UNCOMMITTED AND REVOLVING CREDIT NOTE

US$50,000,000.00	August 11, 2014

(maximum amount)

FOR VALUE RECEIVED, the undersigned TRADESTATION GROUP, INC. (the “BORROWER”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of SUMITOMO MITSUI BANKING CORPORATION (the “BANK”), the principal sum of FIFTY MILLION DOLLARS (US$50,000,000.00) or, if less, the aggregate unpaid principal amount of all LOANS made to the BORROWER pursuant to the LINE AGREEMENT referred to below.

The BORROWER further promises to pay interest on the LOANS outstanding from time to time at the rates, and payable in the manner and at the times, specified in the LINE AGREEMENT.

The BANK shall record the date and amount of each LOAN made, the APPLICABLE INTEREST RATE, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, on the schedule attached to this NOTE or any similar form designated by the BANK in its sole and absolute discretion from time to time, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided that the BANK’S failure so to record shall not limit or otherwise affect the obligations of the BORROWER hereunder and under the LINE AGREEMENT to repay the principal of and interest on the LOANS.

Both principal and interest are payable in lawful currency of the United States and in immediately available funds to the BANK at 277 Park Avenue, New York, NY 10172, or at such other place as may be designated in writing by the holder of this NOTE.

This promissory note is the NOTE referred to in, and is subject to and entitled to the benefits of, the UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT dated as of August 11, 2014 between the BORROWER and the BANK (as amended, modified, renewed or extended from time to time, the “LINE AGREEMENT”). Capitalized terms used herein shall have the respective meanings assigned to them in the LINE AGREEMENT.

The LINE AGREEMENT provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TRADESTATION GROUP, INC.

By:
Name:
Title:

SCHEDULE TO UNCOMMITTED AND REVOLVING CREDIT NOTE

BORROWER:	TRADESTATION GROUP, INC.
LINE AMOUNT:	US$50,000,000.00

	Bank’s			Applicable	Amount of	Unpaid
	Reference	Amount of		Interest	Principal	Balance of	Notation
Date	Number	Loan	Due Date	Rate	Paid	Note	Made By:

UNCOMMITTED AND REVOLVING CREDIT NOTE

US$50,000,000.00	August 11, 2014

(maximum amount)

FOR VALUE RECEIVED, the undersigned TRADESTATION GROUP, INC. (the “BORROWER”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of SUMITOMO MITSUI BANKING CORPORATION (the “BANK”), the principal sum of FIFTY MILLION DOLLARS (US$50,000,000.00) or, if less, the aggregate unpaid principal amount of all LOANS made to the BORROWER pursuant to the LINE AGREEMENT referred to below.

The BORROWER further promises to pay interest on the LOANS outstanding from time to time at the rates, and payable in the manner and at the times, specified in the LINE AGREEMENT.

The BANK shall record the date and amount of each LOAN made, the APPLICABLE INTEREST RATE, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, on the schedule attached to this NOTE or any similar form designated by the BANK in its sole and absolute discretion from time to time, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided that the BANK’S failure so to record shall not limit or otherwise affect the obligations of the BORROWER hereunder and under the LINE AGREEMENT to repay the principal of and interest on the LOANS.

Both principal and interest are payable in lawful currency of the United States and in immediately available funds to the BANK at 277 Park Avenue, New York, NY 10172, or at such other place as may be designated in writing by the holder of this NOTE.

This promissory note is the NOTE referred to in, and is subject to and entitled to the benefits of, the UNCOMMITTED AND REVOLVING CREDIT LINE AGREEMENT dated as of August 11, 2014 between the BORROWER and the BANK (as amended, modified, renewed or extended from time to time, the “LINE AGREEMENT”). Capitalized terms used herein shall have the respective meanings assigned to them in the LINE AGREEMENT.

The LINE AGREEMENT provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TRADESTATION GROUP, INC.

By:	/s/ Edward Codispoti
Name: Edward Codispoti
Title: Chief Financial Officer

SCHEDULE TO UNCOMMITTED AND REVOLVING CREDIT NOTE

BORROWER:	TRADESTATION GROUP, INC.
LINE AMOUNT:	US$50,000,000.00

	Bank’s			Applicable	Amount of	Unpaid
	Reference	Amount of		Interest	Principal	Balance of	Notation
Date	Number	Loan	Due Date	Rate	Paid	Note	Made By: